UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2013

U.S. WELL SERVICES, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement

Amendment to Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services with Antero Resources Corporation

On October 9, 2013, U.S. Well Services, LLC (the “Company”, “we”, or “our”) entered into an Amendment to Contract to Provide Dedicated Fleet(s) for Fracturing Services effective September 30, 2013 (the “Antero Contract Amendment”), with Antero Resources Corporation (“Antero”), amending the Company’s Contract to Provide Dedicated Fleet(s) for Fracturing Services with Antero dated November 1, 2011, as amended (the “Original Antero Contract”).  The Antero Contract Amendment extends the term of the Original Antero Contract for three years to April 12, 2017.

The Antero Contract Amendment includes minimum performance requirements related to the number of stages to be completed quarterly and requires that the services will be provided by a dedicated fleet to be acquired by us.    We have an agreement in principle with equipment providers with respect to procuring such new fleet.  The Antero Contract Amendment provides that Antero (i) has a right of first refusal to engage any of our additional fleets that are available to provide services similar to those to be performed for Antero at market rates (ii) may terminate the agreement upon the payment of an early termination fee and (iii) may terminate the agreement, or grant an extension to the commencement date at Antero’s discretion, if the Company does not commence services utilizing a proprietary designed fleet by June 12, 2014.

Item 9.01Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date:	October 11, 2013	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer